                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Horace Mann Educators Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       HORACE MANN EDUCATORS CORPORATION
                              1 HORACE MANN PLAZA
                       SPRINGFIELD, ILLINOIS 62715-0001

                         ANNUAL MEETING--JUNE 4, 1997

Dear Shareholders:

  You are cordially invited to attend the Annual Meeting of your Corporation to be held at 10:00 a.m. on Wednesday, June 4, 1997, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois.

  We will present a report on the current affairs of the Corporation at the meeting and Shareholders will have an opportunity for questions and comments.

  We request that you sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

  Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

  We look forward to seeing you at the meeting. If you do not plan to attend and vote by proxy, let us know your feelings about the Corporation either by letter or by comment on the proxy card.

                                          Sincerely yours,

                                          /s/ Ralph S. Saul
                                          Ralph S. Saul
                                          Chairman
                                          Board of Directors

                                          /s/ Paul J. Kardos
                                          Paul J. Kardos
                                          President and
                                          Chief Executive Officer

April 30, 1997

                       HORACE MANN EDUCATORS CORPORATION
                              1 HORACE MANN PLAZA
                       SPRINGFIELD, ILLINOIS 62715-0001

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 4, 1997

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of HORACE MANN EDUCATORS CORPORATION (the "Company") will be held at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, on Wednesday, June 4, 1997, at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

  1. To elect seven (7) Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

  2. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's auditors for the year ending December 31, 1997; and

  3. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on April 15, 1997 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting.

  All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States. You may revoke your voted proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may vote in person if you wish.

                                          By order of the
                                          Board of Directors,

                                          /s/ Ann M. Caparros
                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 30, 1997

IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE
           MEETING DATE IS JUNE 4, 1997.

                                PROXY STATEMENT

                       HORACE MANN EDUCATORS CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 4, 1997

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Horace Mann Educators Corporation (the "Company") of proxies from holders of the Company's common stock, par value $.001 per share (the "Common Stock"). The proxies will be voted at the Annual Meeting of Shareholders to be held on Wednesday, June 4, 1997, at 10:00 a.m., Central Daylight Savings Time, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and through any adjournment or adjournments thereof (the "Annual Meeting").

  The mailing address of the Company is 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number (217) 789-2500). The Proxy Statement and the accompanying proxy card are being first transmitted to Shareholders of the Company on or about April 30, 1997.

  The Board has fixed the close of business on April 15, 1997 as the record date (the "Record Date") for determining the Shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 23,221,272 shares of Common Stock were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies will be solicited by mail. The Company also intends to make, through bankers, brokers or other persons, a solicitation of beneficial owners of Common Stock.

  At the Annual Meeting, Shareholders of the Company will be asked (i) to elect seven (7) Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified and (ii) to ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's auditors for the year ending December 31, 1997.

  Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

  Copies of the Company's Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 1996 were mailed to known Shareholders on or about April 1, 1997.

                          SOLICITATION AND REVOCATION

  PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. SUCH PERSONS ARE DIRECTORS OF THE COMPANY.

  Shares of Common Stock represented at the Annual Meeting by a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A submitted proxy is revocable by a Shareholder at any time prior to it being voted provided that such Shareholder gives oral or written notice to the Corporate Secretary at or prior to the Annual Meeting that such Shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a Shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

  Proxies will be solicited initially by mail. Further solicitation may be made by officers and other employees of the Company personally, by phone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated these costs will be nominal.

SHAREHOLDER APPROVAL

  Shareholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the ratification of KPMG Peat Marwick LLP as the Company's auditors for 1997.

  Abstentions may not be specified with regard to the election of Directors. However, abstentions may be specified on the proposal for the ratification of KPMG Peat Marwick LLP as the Company's auditors for 1997. Such abstentions will be counted as present for purposes of approving the ratification of KPMG Peat Marwick LLP as the Company's auditors for 1997 and such abstentions will have the effect of a negative vote.

  Please note that under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners.

ABSENCE OF DISSENTERS' OR APPRAISAL RIGHTS

  Under Section 262 of the Delaware General Corporation Law, Shareholders of the Company have the right to dissent from certain actions. In such cases, dissenting Shareholders are entitled to have their shares appraised and to be paid an amount equal to the fair value of their shares, provided that certain procedures perfecting their rights are followed. In the opinion of counsel, the proposals described in this Proxy Statement do not entitle a Shareholder to exercise any such dissenters' or appraisal rights. Accordingly, Shareholders who do not approve of any of the proposals contained in this Proxy Statement will not be entitled to exercise any dissenters' or appraisal rights.

OTHER MATTERS

  Other than the matters set forth above, the Board knows of no matters to be brought before the Annual Meeting. However, should any other matters properly come before the meeting, the persons named in the accompanying Form of Proxy will vote or refrain from voting thereon in their discretion.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The By-Laws of the Company provide for the Company to have not less than five nor more than fifteen Directors. The following nine persons currently are serving as Directors of the Company: William W. Abbott, Leonard I. Green, Donald G. Heth, Emita B. Hill, Paul J. Kardos, Jeffrey L. Morby, Shaun F. O'Malley, Ralph S. Saul and William J. Schoen. The terms of the current Directors expire at the 1997 Annual Meeting. The Company's Certificate of Incorporation requires that any Director who is 72 or more years of age will be required to retire following the completion of his or her then current term in office; provided, however, that Messrs. Heth and Saul will be eligible to continue to serve on the Board of Directors, if re-elected, until their successors are duly elected and qualified at the 1997 and 1998 Annual Meetings of Shareholders, respectively. Mr. Heth is no longer eligible to serve on the Board and Mr. Green has elected to not stand for re-election as a Director at the Annual Meeting. Their terms of service as Directors therefore will expire at the Annual Meeting.

  The proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the election of Mr. Abbott, Ms. Hill, Mr. Kardos, Mr. Morby, Mr. O'Malley, Mr. Saul and Mr. Schoen (the "Board Nominees") unless such authority is withheld as provided in the proxy. The Company has no reason to believe that any of the foregoing Board

Nominees is not available to serve or will not serve if elected, although in the unexpected event that any such Board Nominees should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Each Director will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

NOMINEES

  The following information, as of April 14, 1997, is provided with respect to each Board Nominee:

WILLIAM W. ABBOTT, 65......  Mr. Abbott has been a Director of the Company
Member of the Compensation   since September 1996. He is currently self-
Committee, Organization      employed as a business consultant. In 1989, Mr.
Committee and Audit          Abbott retired from 35 years of service at
Committee of the Board       Procter & Gamble, as a Senior Vice President in
                             charge of worldwide sales and other operations.
                             He served as a member of the Board of Directors of Armstrong World Industries from 1982 to 1994.
                             He currently serves as a member of the Boards of Directors of Fifth Third Bank of Naples, Florida and Acorn Products, Inc., a member of the Advisory Boards of Deloitte & Touche LLP and
                             Manco, a member of the Board of Overseers of the Duke Cancer Center and an Executive in Residence at Appalachian State University.

EMITA B. HILL, 60..........  Dr. Hill has been a Director of the Company since
Member of the Compensation   September 1996. She is the Chancellor of Indiana
Committee, Organization      University Kokomo, a position she has held for
Committee and Audit          more than five years. She currently serves as a
Committee of the Board       member of the Boards of Directors of the Kokomo
                             Branch of Key Bank, The Kokomo Symphonic Society,
                             Inc. and The Community Foundation of Howard
                             County and as a member of the Board of Trustees of the Children's Museum in Indianapolis.

PAUL J. KARDOS, 60.........  Mr. Kardos was named to his present position as
President and Chief          President and CEO in 1979 and has been a Director
Executive                    of the Company since 1979. Mr. Kardos also is a
Officer; Member of the       member of the Board of Directors of St. John's
Executive Committee,         Hospital. Mr. Kardos has been with the Company
Organization Committee and   for 22 years and has 35 years of experience in
Investment & Finance         the insurance industry.
Committee of the Board


JEFFREY L. MORBY, 59.......  Mr. Morby has been a Director of the Company
Member of the Executive      since September 1996. He is currently self-
Committee, Investment &      employed as a business consultant and investor
Finance Committee and        and Chairman, AMARNA Corporation. Mr. Morby
Audit                        retired on June 30, 1996 as Vice Chairman of
Committee of the Board       Mellon Bank Corporation and Mellon Bank, N.A.,
                             positions he had held for more than five years.
                             As Vice Chairman of Mellon Bank, he served on the Boards of Directors of numerous entities affiliated with Mellon Bank.

SHAUN F. O'MALLEY, 61......  Mr. O'Malley has been a Director of the Company
Member of the Organization   since September 1996. He is currently the
Committee, Investment &      Chairman Emeritus of Price Waterhouse LLP, a
Finance Committee and        position he has held since July 1995. Prior to
Audit                        that, he served as Chairman and Senior Partner of
Committee of the Board       Price Waterhouse LLP. He currently serves as a
                             member of the Boards of Directors of the Finance
                             Company of Pennsylvania, Regulus Group, LLC and
                             The Philadelphia Contributionship, a member of the Boards of Overseers of The Wharton School and
                             The Curtis Institute of Music and as the Chairman of the Ethics Resource Center.

RALPH S. SAUL, 74..........  Mr. Saul has been a Director of the Company since
Chairman of the Executive    June 1995. He currently serves as a Director of
Committee and Organization   American Buildings Company, Commonwealth
Committee; and Member of     Ventures, PH II, Inc., The Brookings Institution
the Investment & Finance     and the Committee for Economic Development.
Committee of the Board       During his career, in addition to the
                             aforementioned positions, he has served as Director of the Division of Trading and Markets of the United States Securities and Exchange
                             Commission, President of the American Stock
                             Exchange, Chief Executive Officer of INA
                             Corporation, and Co-Chief Executive Officer and
                             Chairman of the Board of CIGNA Corporation.

WILLIAM J. SCHOEN, 61......  Mr. Schoen has been a Director of the Company
Chairman of the Investment   since September 1996. He is currently the
&                            Chairman of the Board, President and Chief
Finance Committee; Member    Executive Officer of Health Management
of the Compensation          Associates, Inc., positions he has held for more
Committee, Organization      than five years. In addition to serving on the
Committee and Audit          Board of Directors of Health Management
Committee of the Board       Associates, he also serves on the Board of
                             Directors of First Union National Bank of
                             Florida.

DIRECTORS NOT SERVING ON THE BOARD FOLLOWING THE ANNUAL MEETING

  The following information, as of April 14, 1997, is provided with respect to each of the Company's current Directors not serving on the Board following the Annual Meeting:

LEONARD I. GREEN, 62.......  Mr. Green has been a Director of the Company
Chairman of the              since August 1989. Mr. Green has been a partner
Compensation Committee;      of Leonard Green & Partners, L.P., an investment
Member of the Executive      banking firm specializing in management-led
Committee and the            acquisitions, for more than five years. Mr. Green
Investment & Finance         is also a member of the Boards of Directors of
Committee of the Board       Big 5 Corporation, Carr-Gottstein Foods Co. and
                             Communications & Power Industries, Inc.

DONALD G. HETH, 74.........  Mr. Heth, who is retired, has been a Director of
Chairman of the Audit        the Company since 1972. He was the President and
Committee; Member of the     Chief Executive Officer of the Insurance Company
Executive Committee and      of North America from 1981 to 1983. He was also
the                          Chairman and Chief Executive Officer of INA Life
Compensation Committee of    Insurance Company.

the Board

EXECUTIVE OFFICERS

  Set forth below is certain information, as of April 14, 1997, with respect to the executive officers of the Company and its subsidiaries who are not Directors of the Company (Paul J. Kardos, President and Chief Executive Officer, is discussed above):

LARRY K. BECKER, 48........  Mr. Becker was named Treasurer in April 1997,
Executive Vice President,    Executive Vice President in February 1992 and
Chief Financial Officer      Chief Financial Officer ("CFO") in January 1986.
& Treasurer                  Mr. Becker has been with the Company for 26
                             years.

EDWARD L. NAJIM, 53........
Executive Vice President     Mr. Najim was named Executive Vice President in
                             February 1992 and has had responsibility for marketing operations since September 1989. Mr.
                             Najim has been with the Company for 25 years.

GEORGE J. ZOCK, 46.........  Mr. Zock was named Senior Vice President in
Senior Vice President        February 1992. He also served as Treasurer from
                             September 1989 to April 1997. In January 1997,
                             Mr. Zock assumed responsibility for the
                             association relations and corporate
                             communications division of the Company. In addition, in April 1997, Mr. Zock assumed responsibility for all of the insurance operations of the Company. Mr. Zock has been with the Company for 23 years.

ANN M. CAPARROS, 44........  Ms. Caparros joined the Company in March 1994 as
Vice President, General      Vice President, General Counsel and Corporate
Counsel and Corporate        Secretary. From March 1989 through February 1994
Secretary                    she was associated with John Deere Insurance
                             Group and its affiliates and served as Assistant
                             Vice President, Vice President, General Counsel,
                             Corporate Secretary and Claims Manager. Ms.
                             Caparros has 19 years of experience in the insurance industry.

ROGER W. FISHER, 44........  Mr. Fisher joined the Company in February 1990 as
Vice President and           Vice President and Controller. Mr. Fisher also
Controller                   has 10 years of experience in public accounting
                             and two additional years of experience in private accounting, in each case specializing in the insurance industry.

SPECIAL ADVISORY BOARD

  The Company maintains a special advisory board composed of leaders of education associations. The Company meets with the special advisory board on a regular basis. The educators and education association leaders serving on the special advisory board receive a fee of $200 plus expenses for each special advisory board meeting attended. The special advisory board met two times in 1996.

BOARD OF DIRECTORS

  There were nine members on the Company's Board of Directors as of January 1, 1997. The Board met six times during 1996. No Director of the Company other than Leonard I. Green attended fewer than seventy-five percent of the meetings held during the period of 1996 for which he or she has been a Director, nor did any Director attend fewer than seventy-five percent of the meetings of committees to which he or she was appointed held during the period of 1996 for which he or she has been a Director.

  The standing committees of the Board consist of the Executive Committee, the Compensation Committee, the Organization Committee, the Investment & Finance Committee and the Audit Committee. Each standing committee has a charter which defines its role and power.

  The Executive Committee exercises certain powers of the Board during intervals between meetings of the Board. The current members of the Committee are Mr. Saul (Chairman), Mr. Green, Mr. Heth, Mr. Kardos and Mr. Morby. The Executive Committee did not meet during 1996.

  The Compensation Committee reviews, approves and recommends the compensation of officers and Directors of the Company. The current members of the Committee are Mr. Green (Chairman), Mr. Abbott, Mr. Heth, Ms. Hill and Mr. Schoen. The Compensation Committee met one time during 1996.

  The Organization Committee oversees planning relating to the senior management of the Company and Chief Executive Officer succession issues and also recommends nominees to the Board of Directors. The Organization Committee will consider nominees recommended by Shareholders. Nominations may be submitted in writing to Ann M. Caparros, Corporate Secretary. Current members of the Committee are Mr. Saul (Chairman), Mr. Abbott, Ms. Hill, Mr. Kardos, Mr. O'Malley and Mr. Schoen. The Organization Committee met one time during 1996.

  The Investment & Finance Committee approves investment strategies and monitors the performance of investments made on behalf of the Company and its subsidiaries and oversees issues and decisions relating to the Company's capital structure. Current members of the Committee are Mr. Schoen (Chairman), Mr. Green, Mr. Kardos, Mr. Morby, Mr. O'Malley and Mr. Saul. The Committee met three times during 1996.

  The Audit Committee oversees the financial reporting and internal operating controls of the Company. It meets with both management and the Company's independent public accountants. The current members of the Committee are Mr. Heth (Chairman), Mr. Abbott, Ms. Hill, Mr. Morby, Mr. O'Malley and Mr. Schoen. The Committee met three times during 1996.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following tables set forth certain information regarding the Company's Common Stock owned on April 14, 1997 by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, and by each of the Company's Directors, Board Nominees, the Company's CEO and the other four highest compensated executive officers (collectively the "Named Executive Officers"), and by all Directors, Board Nominees and executive officers of the Company as a group. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned, and investment and voting power is held solely by the persons named as owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                             AMOUNT OF  PERCENT
 TITLE OF                                                    BENEFICIAL   OF
 CLASS        BENEFICIAL OWNER                               OWNERSHIP   CLASS
 --------     ----------------                               ---------- -------
 SECURITY OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS
 Common Stock Chieftain Capital Management, Inc. (1).......  2,791,275     12%
 Common Stock Merrill Lynch & Co., Inc. (2)................  1,525,000      7%
 Common Stock Richard C. Blum & Associates et al. (3)......  1,196,900      5%
 SECURITY OWNERSHIP OF DIRECTORS, BOARD NOMINEES AND
  EXECUTIVE OFFICERS
 Common Stock William W. Abbott (4)........................      1,982      *
 Common Stock Leonard I. Green (5).........................    101,021      *
 Common Stock Donald G. Heth...............................      9,050      *
 Common Stock Emita B. Hill (6)............................        887      *
 Common Stock Paul J. Kardos (7)...........................    756,528      3%
 Common Stock Jeffrey L. Morby (8).........................      1,182      *
 Common Stock Shaun F. O'Malley (9)........................      1,146      *
 Common Stock Ralph S. Saul (10)...........................      5,308      *
 Common Stock William J. Schoen (11).......................     31,435      *
 Common Stock Larry K. Becker (12).........................    226,859      1%
 Common Stock Edward L. Najim (13).........................    140,959      1%
 Common Stock George J. Zock (14)..........................    112,738      *
 Common Stock Ann M. Caparros (15).........................     25,000      *
 Common Stock All Directors, Board Nominees and Executive
              Officers as a group
              (14 persons) (4), (5), (6), (7), (8), (9),
              (10), (11), (12), (13), (14), (15), (16).....  1,425,087      6%

--------
*   Less than one percent.
 (1) The address of Chieftain Capital Management, Inc. ("Chieftain") is 12 East 49th Street, New York, New York 10017. Chieftain has investment discretion with respect to certain securities of the Company. Chieftain's clients are the direct owners of such securities, and Chieftain does not have any economic interest in such securities. Such clients have the sole right to receive dividends from and the proceeds from the sale of, such securities. No such client has an interest that relates to more than 5% of the class. The foregoing is based on Amendment No. 2 to Schedule 13G filed by Chieftain in February 1997.
 (2) The beneficial owners consist of Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Group, Inc. ("ML Group"), Princeton Services, Inc. ("PSI"), and Merrill Lynch Asset Management, L.P. ("MLAM"). ML&Co. and ML Group have a principal place of business at World Financial Center, North Tower, 250 Vesey Street, New York, NY 10281. PSI and MLAM have a principal place of business at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. MLAM is an investment adviser registered under Section 203 of the Advisers Act and acts as an investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940 and certain private accounts. With respect to securities held by those investment companies and certain private accounts, several persons have the right to receive, or the power to direct the receipt of dividends from or the proceeds from the sale of such securities. PSI is the general partner of MLAM and PSI is a wholly-owned direct subsidiary of ML Group. ML Group is a wholly-owned direct subsidiary of ML&Co. ML&Co., ML Group and PSI disclaim beneficial ownership of the securities of the Company. The foregoing is based on a Schedule 13G filed by ML&Co. in February 1997.
 (3) The beneficial owners consist of BK Capital Partners IV, L.P., a California limited partnership ("BK IV"); and Stinson Capital Partners L.P., a California limited partnership ("Stinson"); Insurance Company Supported Organizations Pension Plan ("ICSOPP"); The Carpenters Pension Trust for Southern California (the "Carpenters Trust"); Richard C. Blum & Associates, L.P., a California limited partnership ("RCBA L.P."); Richard
     C. Blum & Associates, Inc., a California corporation ("RCBA Inc."); and Richard C. Blum, the Chairman and a substantial shareholder of RCBA Inc. BK IV and Stinson, whose principal business is investing in securities, have a principal office at 909 Montgomery Street, Suite 400, San Francisco, California 94133. RCBA L.P. is the sole general partner of BK IV and Stinson and an investment adviser to the Carpenters Trust and ICSOPP. RCBA L.P., whose principal business is acting as general partner for investment partnerships and providing investment advisory and financial consulting services, is a registered investment adviser with the Securities and Exchange Commission and with the State of California. The sole general partner of RCBA L.P. is RCBA Inc. The principal business office address of RCBA L.P. and RCBA Inc. is 909 Montgomery Street, Suite 400, San Francisco, California 94133. The Carpenters Trust is a trust, governed by a board of trustees. Its principal office is located at 520 South Virgil Avenue, 4th Floor, Los Angeles, California 90020. ICSOPP is a trust, governed by a board of trustees. The principal administrative office of ICSOPP is located at 1130 Connecticut Avenue, N.W., Washington, D.C. 20036. Because RCBA L.P. has voting and investment power with respect to 150,800 shares that are legally owned by The Common Fund for the account of its Equity Fund ("The Common Fund"), those shares are reported as beneficially owned by RCBA L.P. The Common Fund is principally engaged in the business of managing investments for educational institutions. The principal administrative office of The Common Fund is located at 450 Post Road East, Westport, Connecticut 06991-0909. The Common Fund disclaims membership in a group with any of the listed beneficial owners, and disclaims beneficial ownership of any shares held by the listed beneficial owners. Voting and investment power concerning the above shares are held solely by RCBA L.P. The listed beneficial owners therefore may be deemed to be members in a group, in which case each listed beneficial owner would be deemed to have beneficial ownership of an aggregate of 1,196,900 shares of the Common Stock. As the sole general partner of RCBA L.P., RCBA Inc. is deemed the beneficial owner of the securities over which RCBA L.P. has voting and investment power. As Chairman, director and substantial shareholder of RCBA Inc., Richard C. Blum might be deemed to be the beneficial owner of the securities beneficially owned by RCBA, Inc. Mr. Blum and the other shareholders, directors and executive officers of RCBA, Inc. disclaim beneficial ownership of any of the securities that are beneficially owned by RCBA, Inc. The listed beneficial owners acquired the Common Stock for investment purposes. Depending upon market conditions and other factors, the listed beneficial owners may acquire additional securities of the Company, in the open market, in privately negotiated transactions or otherwise. Alternatively, depending upon market conditions and other factors, the listed beneficial owners may, from time to time, dispose of some or all of the securities of the Company that they beneficially own. The listed beneficial owners have no present plans or proposals that relate to or would result in any of the consequences listed in paragraphs
     (a)-(j) of Item 4 of Schedule 13D, or any agreement regarding such matters, although they may in the future take actions that would have such consequences. The foregoing is based on a Schedule 13D filed by RCBA L.P. in June 1996.
 (4) Includes 1,182.038 Common Stock Equivalent Units pursuant to the Director Stock Plan.
 (5) Includes 20,000 shares owned by a living trust for which Mr. Green is a Trustee. Also includes 4,465 shares which Mr. Green holds in an IRA account. In addition, 74,909 shares are owned by a trust for which Mr. Green has shared voting and dispositive power. Also includes 1,112.155 Common Stock Equivalent Units pursuant to the Director Stock Plan.
 (6) Consists entirely of 886.528 Common Stock Equivalent Units pursuant to the Director Stock Plan.
 (7) Includes options to purchase 250,000 shares of Common Stock which are currently exercisable pursuant to the Option Plan. All such options expire on November 14, 2001. Also includes 496,696 shares which Mr. Kardos holds as Trustee of a personal trust, 6,662 shares held by his children and 3,170 shares held by his children as Trustees for their respective trusts as to which Mr. Kardos shares voting and dispositive power.

 (8) Consists entirely of 1,182.038 Common Stock Equivalent Units pursuant to the Director Stock Plan.
 (9) Includes 946.141 Common Stock Equivalent Units pursuant to the Director Stock Plan.
(10) Includes 3,307.616 Common Stock Equivalent Units pursuant to the Director Stock Plan.
(11) Includes 1,334.741 Common Stock Equivalent Units pursuant to the Director Stock Plan.
(12) Includes options to purchase 75,000 shares of Common Stock which are currently exercisable pursuant to the Option Plan. All such options expire on November 14, 2001. Also includes 35,000 shares which Mr. Becker holds as Trustee for his wife's trust and 35,000 shares as Trustee for a personal trust.
(13) Includes 5,000 shares which are held by Mr. Najim's child and 65,492 shares held by his wife, as to which Mr. Najim shares voting and dispositive power.
(14) Includes options to purchase 45,000 shares of Common Stock which are currently exercisable pursuant to the Option Plan. All such options expire on November 14, 2001. Also includes 200 shares owned by Mr. Zock's children under the Uniform Gift to Minors Act for which Mr. Zock is the custodian and 33,769 shares held by his wife, as to which Mr. Zock shares voting and dispositive power.
(15) Consists entirely of options to purchase 25,000 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 5,000 shares granted pursuant to the Option Plan which will vest on March 7, 1998. Ten thousand (10,000) of such options expire on March 7, 2004. Twenty thousand (20,000) of such options expire on March 7, 2005.
(16) Includes options for the group of Directors and executive officers to purchase 405,000 shares of Common Stock which are currently exercisable pursuant to the Option Plan; does not include options to purchase 5,000 shares which vest in the future. The grant dates and vesting schedules vary; however, each award expires ten (10) years from the date of grant. Also includes 9,951.257 Common Stock Equivalent Units pursuant to the Director Stock Plan.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth all reportable compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and four most highly compensated executive officers for services rendered in the capacities described above.

                                                             LONG TERM
                                                            COMPENSATION
                                                            ------------
                                          ANNUAL
                                       COMPENSATION            AWARDS
                               ---------------------------- ------------
                                                  OTHER
                                                  ANNUAL                  ALL OTHER
   NAME AND PRINCIPAL          SALARY   BONUS  COMPENSATION OPTIONS/SARS COMPENSATION
        POSITION          YEAR   ($)   ($)(2)      ($)          (#)         ($)(3)
   ------------------     ---- ------- ------- ------------ ------------ ------------
Paul J. Kardos..........  1996 400,008 400,000        0        15,000       15,078(4)
President & Chief
 Executive                1995 393,756 393,756      416             0       15,037(4)
Officer                   1994 375,000 475,000    2,208             0       15,037(4)
Larry K. Becker.........  1996 197,504  97,172        0         7,500       14,718(5)
Executive Vice
 President,               1995 185,004 185,004        0             0       14,677(5)
Chief Financial Officer   1994 177,252 225,000        0             0       14,677(5)
Edward L. Najim.........  1996 197,504  89,746        0         7,500       14,866(6)
Executive Vice President  1995 185,004 185,004        0             0       14,845(6)
--Marketing               1994 177,252 225,000        0             0       14,845(6)
George J. Zock..........  1996 156,668  85,870        0         7,500       14,677(7)
Senior Vice President     1995 145,008 145,008        0             0       14,597(7)
                          1994 137,508 175,000        0             0       14,581(7)
Ann M. Caparros.........  1996 140,544  46,105        0         3,000       11,435(8)
Vice President,
 Secretary &              1995 135,846  67,923        0        20,000       11,412(8)
General Counsel (1)       1994 106,413  60,000        0        10,000       21,548(8)

--------
(1) Ms. Caparros joined the Company on March 7, 1994.
(2) The Bonus amounts were paid pursuant to the Horace Mann Incentive Compensation Program.
(3) Includes Company contributions to the Horace Mann Supplemental Retirement and Savings ("401(k)") Plan and to the Horace Mann Money Purchase Pension ("MPP") Plan (both defined contribution plans), and Company contributions attributable to group term life insurance premiums.
(4) For Mr. Kardos, $3,750 was contributed to the 401(k) Plan in 1996, $3,750 in 1995, and $3,750 in 1994. In addition, $10,500 was contributed to the MPP Plan on behalf of Mr. Kardos in 1996, $10,500 in 1995, and $10,500 in 1994. In 1996, $828 was attributed to group term life insurance premiums, $787 in 1995, and $787 in 1994.
(5) For Mr. Becker, $3,750 was contributed to the 401(k) Plan in 1996, $3,750 in 1995, and $3,750 in 1994. In addition, $10,500 was contributed to the MPP Plan on behalf of Mr. Becker in 1996, $10,500 in 1995, and $10,500 in 1994. In 1996, $468 was attributed to group term life insurance premiums, $427 in 1995, and $427 in 1994.
(6) For Mr. Najim, $3,750 was contributed to the 401(k) Plan in 1996, $3,750 in 1995, and $3,750 in 1994. In addition, $10,500 was contributed to the MPP Plan on behalf of Mr. Najim in 1996, $10,500 in 1995, and $10,500 in 1994. In 1996, $616 was attributed to group term life insurance premiums, $595 in 1995, and $595 in 1994.
(7) For Mr. Zock, $3,750 was contributed to the 401(k) Plan in 1996, $3,750 in 1995, and $3,750 in 1994. In addition, $10,500 was contributed to the MPP Plan on behalf of Mr. Zock in 1996, $10,500 in 1995, and $10,500 in 1994.
    In 1996, $427 was attributed to group term life insurance premiums, $347 in 1995, and $331 in 1994.
(8) For Ms. Caparros, $3,750 was contributed to the 401(k) Plan in 1996, $3,750 in 1995, and $2,438 in 1994. In addition, $7,500 was contributed to the MPP Plan on behalf of Ms. Caparros in 1996, $7,500 in 1995, and $5,321 in 1994. In 1996, $185 was attributed to group term life insurance premiums, $162 in 1995, and $119 in 1994.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS/SARS
                                                            OPTIONS/SARS                   AT
                         SHARES ACQUIRED    VALUE           AT FY-END (#)              FY-END ($)
NAME                     ON EXERCISE (#) REALIZED ($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     --------------- ------------ ------------------------- -------------------------
Paul J. Kardos..........          0              0        250,000 /      0         5,593,750 /      0
Larry K. Becker.........          0              0         75,000 /      0         1,678,125 /      0
Edward L. Najim.........     50,000        925,000         25,000 /      0           559,375 /      0
George J. Zock..........          0              0         45,000 /      0         1,006,875 /      0
Ann M. Caparros.........          0              0         17,500 / 12,500           303,713 /222,138

PENSION AND EXCESS PENSION PLANS

  The following pension table illustrates the total benefits available without considering social security offsets.

                           YEARS OF COVERED SERVICE

   COVERED REMUNERATION ($)               15      20      25      30      35
   ------------------------             ------- ------- ------- ------- -------
     125,000...........................  37,500  50,000  62,500  75,000  75,000
     150,000...........................  45,000  60,000  75,000  90,000  90,000
     175,000...........................  52,500  70,000  87,500 105,000 105,000
     200,000...........................  60,000  80,000 100,000 120,000 120,000
     225,000...........................  67,500  90,000 112,500 135,000 135,000
     250,000...........................  75,000 100,000 125,000 150,000 150,000
     300,000...........................  90,000 120,000 150,000 180,000 180,000
     400,000........................... 120,000 160,000 200,000 240,000 240,000
     450,000........................... 135,000 180,000 225,000 270,000 270,000
     500,000........................... 150,000 200,000 250,000 300,000 300,000
     600,000........................... 180,000 240,000 300,000 360,000 360,000
     700,000........................... 210,000 280,000 350,000 420,000 420,000
     800,000........................... 240,000 320,000 400,000 480,000 480,000
     900,000........................... 270,000 360,000 450,000 540,000 540,000
   1,000,000........................... 300,000 400,000 500,000 600,000 600,000

--------
(1) Represents the maximum combined benefits payable from all qualified and nonqualified pension plans based on the pre-August 29, 1989 formula, as defined below, without regard to social security offsets.
(2) As of December 31, 1996, Mr. Kardos has 30 years of credited service; Mr. Becker has 21 years; Mr. Najim has 21 years; Mr. Zock has 21 years; and Ms. Caparros has 2 years.

  Compensation for purposes of the defined benefit plan includes only compensation earned while participating in the defined benefit plan. In general, eligible compensation for executive officers includes base salaries and cash bonuses. Although compensation voluntarily deferred by an employee is not considered as eligible earnings for pension purposes, there is a special exception for employees who participate in the Company's defined contribution (401(k)) plan. The employee's tax-deferred contributions to that plan are eligible earnings under the defined benefit plan. In addition, any amount selected pursuant to Section 125 of the Internal Revenue Code is also considered eligible earnings under the defined benefit plan.

  For participants hired prior to August 29, 1989, annual benefits would be determined by multiplying an average of the thirty six (36) highest consecutive months of earnings by 2% times years of credited service minus 50% of the social security income benefit earned while an employee. For participants hired after August 29, 1989, benefits would be determined by multiplying an average of the thirty six (36) highest consecutive months of earnings by 1.6% times years of credited service. Under the terms of the Plan, a maximum of 30 years is eligible for credited service.

DIRECTOR COMPENSATION

  A Director, other than an employee or officer of the Company, receives an annual retainer of $25,000 and a fee of $1,000 plus expenses for attendance (whether in person or by telephone) at each Board and Board Committee meeting. The Chairman of each Committee receives an additional annual retainer of $2,500 for serving in such capacity. The Chairman of the Board receives an annual retainer of $55,000 in addition to the other fees described above. Directors have the option to take all or part of such fees in the form of Common Stock of the Company, on a deferred compensation basis, with a 25% matching addition to the sums listed above made by the Company pursuant to the Director Stock Plan.

AGREEMENTS WITH KEY EMPLOYEES

  The Company has entered into an employment agreement with Paul J. Kardos. That agreement has a three year term expiring on July 31, 1999, provides for his employment as Chief Executive Officer of the Company, including the duty of assisting the Board of Directors of the Company in searching for and managing an orderly transition to a successor Chief Executive Officer of the Company to succeed Mr. Kardos upon his anticipated retirement at the conclusion of the term of the agreement, and provides for an annual salary of $410,000 and an annual cash bonus to be determined by the Board of Directors but not to be less than $400,000 in any year (except for the cash bonus applicable to a partial year of employment, which will be pro-rated). The agreement also provides that if Mr. Kardos' employment is terminated by the Company without cause or by Mr. Kardos because of a material diminution in his duties, he will be paid the full cash compensation due under his contract through the remaining term of the agreement in an immediate lump sum payment and he will be treated for purposes of pension and related plans as having been employed by the Company through the end of the term of the agreement.

  In addition, the Company has entered into agreements with certain key employees, including each of Mr. Kardos, Mr. Becker, Mr. Najim, Mr. Zock and Ms. Caparros, which provide that if, within three years after a change in control of the Company, the employee is terminated from employment by the Company, whether actually or constructively, for any reason other than cause, the employee will receive (i) a one-time cash payment, (ii) continued insurance coverage for a specified period, (iii) the present value of such employee's accrued benefits as of the date of termination under the Company's non-qualified supplemental pension plan(s) (which amount will be offset against any amount payable under such plan) and (iv) a payment sufficient to negate the effect on such employee of excise taxes attributable to the benefits received by the employee under the agreement. The one-time cash payment would be equal to 2.9 times the highest annual cash compensation (salary and bonus) received by the employee in the five preceding years, and the specified period during which such employee's insurance benefits would continue is two years, eleven months.

  In addition, the Company has entered into agreements with certain key employees, including each of Mr. Kardos, Mr. Becker, Mr. Najim, Mr. Zock and Ms. Caparros, which provide that upon a change in control of the Company, the foregoing Named Executive Officers will be entitled to receive an amount equal to his 1993 salary plus bonus for his continuation of employment. For Ms. Caparros, the amount for the continuation of her employment is $185,000. Such agreements are subject to an evergreen annual renewal effective December 31. If a change in control occurs during the term of the agreement and provided that the employee's employment is not terminated either by the employee's election or by the Company for cause prior to the sixty days following the change in control, the employee shall be entitled to receive one half of the amount on the date of the change in control and the remainder sixty days later. If the employee is terminated by the Company without cause, any payments pursuant to the agreement will become immediately due and owing by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

TRANSACTIONS

  The Company has purchased through broker John N. Gurash of John Gurash & Co. certain corporate insurance policies. John N. Gurash is the son of John T. Gurash, Chairman Emeritus of the Board of the Company. John T. Gurash has no financial or operational interest in his son's business. Total annual premiums on the policies placed by John Gurash & Co. for the period August 29, 1995 to August 29, 1996 were approximately $1,030,000, of which it is estimated that John Gurash & Co. received commissions of approximately $112,968 or 11% of total premiums. Effective April 1, 1996, John Gurash & Co. merged with Bolton RGV Insurance Brokers ("Bolton"). The Company renewed these policies for the period August 29, 1996 to August 29, 1997, with total annual premiums of approximately $929,000, of which commissions received by Bolton were approximately $99,153, or 11% of total premiums. The insurance carrier determined the amount of commission to be paid to Bolton.

REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews compensation of the Company's Named Executive Officers and recommends actions to the Board regarding the cash compensation (base salary and cash bonus) to be paid to the Chief Executive Officer ("CEO") and the other Named Executive Officers of the Company. In addition, the Compensation Committee grants stock options, stock appreciation rights and restricted stock awards to employees of the Company. Currently, the components of compensation for the CEO and each Named Executive Officer are base salary, short term incentive compensation, long term incentive compensation and annual stock options. Each of these components is discussed in more detail below.

BASE SALARY

  In determining the base salaries for the Named Executive Officers of the Company, the primary information considered by the Compensation Committee are data regarding salaries paid to executives in similar positions at other insurance companies. The Compensation Committee has obtained such data from the Life Office Management Association ("LOMA") Executive Compensation Survey and the National Association of Independent Insurers ("NAII") Executive Compensation Survey, specifically: (i) the LOMA Executive Compensation Survey for U.S. Companies, which for 1996 included data on 141 insurance companies,
(ii) the LOMA Executive Compensation Survey for U.S. Companies with Assets of Between $1.5 Billion and $5 Billion, which for 1996 included data on 29 insurance companies, and (iii) the NAII Executive Compensation Survey for participating insurance companies which for 1996 included data on 23 insurance companies (collectively referred to as the "compensation surveys"). The compensation surveys are used without regard to an analysis of the performance of the individual companies included in each survey. The companies which comprise the compensation surveys are not necessarily the same companies used in calculating the S&P Insurance Composite Index reflected in the Stock Price Performance Graph on page 16.

  In determining salaries, the Compensation Committee strives to have the salaries of the Company's Named Executive Officers be at or below the average for executives in similar positions as indicated in the compensation surveys. While base salaries paid by the Company have tended to be lower than the average base salaries for similar positions as indicated in the compensation surveys, bonus incentive awards calculated as described below tend to be higher than the average bonus incentive awards as indicated in the compensation surveys. The Compensation Committee has intentionally sought this result, so that overall compensation over a two year period including annual stock options to the Company's Named Executive Officers results in higher than the average compensation for executives in similar positions as indicated in the compensation surveys.

  The Compensation Committee may consider two additional factors in setting salaries. Those factors are the possible need for an incentive to encourage the executive to change positions or to join the Company and the length of the executive's industry experience. Either one of these factors could result in a base salary above the point determined by reference to the salaries of executives in similar positions as indicated in the compensation surveys.

  When the Compensation Committee reviews the base salary of Named Executive Officers, which is done an average of 12 to 24 months after a prior increase, it makes adjustments to base salary on the basis of its subjective evaluation of five items. The first four items, all considered in roughly equal weight are: (i) the officer's performance regarding planning, organizing and performing assigned tasks; (ii) the officer's performance concerning managing costs; (iii) the officer's performance concerning managing personnel who report to the officer; and (iv) the officer's performance in encouraging an ethical work environment, providing exemplary customer service, and providing a work environment in which employees experience fair treatment and have an equal opportunity for advancement. The fifth item is a review of the compensation surveys to compare the CEO or Named Executive Officer's to the average salaries for similar positions as reported in the compensation surveys. If the CEO or Named Executive Officer is below the average survey salaries, a larger salary increase may occur. If the CEO or Named Executive Officer is above the average survey salaries, the officer may not receive as much of an increase as the individual would have received as a result of the analysis of only the first four items or the increase in base salary may be delayed. The fifth item is considered only if the Compensation Committee determines that a base salary increase is warranted after analyzing the first four items.

  The Compensation Committee noted that the CEO received a salary increase in April 1995 and did not adjust the CEO's base salary in 1996. As discussed in the section Agreements with Key Employees, the Company entered into an employment agreement with the CEO in July 1996 which fixed his salary for the three year term of that agreement. In 1996, the Compensation Committee did not set any initial base salaries for Named Executive Officers but did review the base salaries of all Named Executive Officers other than the CEO. In 1996, the Compensation Committee adjusted the salary of all four Named Executive Officers other than the CEO, each of which had not received adjustments in their salaries for periods ranging from 18 to 20 months. As a result of the analysis described above, Named Executive Officers salaries were increased ranging from 8.0% to 9.6%.

HORACE MANN EDUCATORS CORPORATION SHORT-TERM INCENTIVE PLAN

  The Company's Short-Term Incentive Plan ("STIP") is designed to reward all officers (the "Officers") of the Company for achieving corporate and operating unit or operating division short term performance objectives. The STIP is intended to provide an incentive for superior work and to motivate Officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified employees. The STIP is also intended to secure the full deductibility of annual incentive compensation payable to the Company's Named Executive Officers whose compensation is required to be reported in the Company's proxy statement and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

  On July 10, 1996, pursuant to the terms of the STIP, the Compensation Committee determined that the Named Executive Officers were eligible to receive compensation under the STIP with the performance period being January 1, 1996 through December 31, 1996. In addition, the Compensation Committee established the performance goals, the specific target objectives with respect to such performance goals and an objective method for computing the amount of annual incentive compensation payable to certain Officers, including the Named Executive Officers under the STIP if the performance goals were attained. The Committee determined that the effect of any one time event in 1996 which had a material effect on the relevant corporate measures would be eliminated from the calculation of such measures.

  Under the terms of the STIP, performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its operating divisions or other operating units, any of which may be measured either in absolute terms or as compared to other companies (a predetermined group of peer companies ("Peers")): financial ratings of the Company, return on equity, earnings, earnings growth, earnings per share, growth in earnings per share, operating earnings, growth in operating earnings, operating earnings per share, growth in operating earnings per share, insurance premiums, growth in insurance premiums, total return to shareholders (stock price appreciation plus dividends), combined ratio, expense ratio, number of agents and growth in number of agents. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may be based upon an Officer's attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility. Measurements of the Company's or an Officer's performance against the performance goals established by the Committee shall be objectively determinable and shall be determined according to generally accepted accounting principles ("GAAP") as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

  The Compensation Committee determined that no awards for 1996 would be paid unless certain thresholds were met: (i) the A.M. Best Company ("A.M. Best") rating of each of the Corporation's principal insurance operating subsidiaries as of December 31, 1996 is A or better, (ii) the Corporation's Standard & Poor's Corporation ("Standard & Poor's") rating as of December 31, 1996 is A+ or better, (iii) the Corporation's return on equity for 1996 is not less than 10% and (iv) the Corporation's operating earnings per share for 1996 are not less than 90% of the

Corporation's budgeted operating earnings per share for 1996. The corporate portion of each award would be determined on the basis of the following performance goals: operating earnings per share as compared with budget, growth in operating earnings per share as compared with Peers, statutory premiums as compared with budget and growth in statutory premiums as compared with Peers

  On April 28, 1997, the Compensation Committee concluded that each of the threshold measures had been met. The Compensation Committee next certified the following results of the corporate performance goals. Each performance goal was weighted equally. Operating earnings per share from continuing operations, excluding Hurricane Fran, exceeded budget by 3.4%. Growth in operating earnings from continuing operations was 17.8% and ranked in the 70th percentile as compared to Peers. Statutory premiums were 99.6% of budget. Growth in statutory premiums was 8.6% and, as compared to Peers, ranked in the 45th percentile.

  For the Named Executive Officers, other than the CEO and the CFO, the Compensation Committee also considered the results of his or her operating division.

  Pursuant to the employment agreement with the CEO, discussed in the section Agreements with Key Employees, the Company guaranteed that the CEO's annual cash bonus would not be less than $400,000. Based on the foregoing analysis, the award under the STIP would have been less than $400,000; therefore, the CEO was awarded the contractually guaranteed amount of $400,000.

HORACE MANN EDUCATORS CORPORATION LONG-TERM INCENTIVE PLAN

  The Company's Long-Term Incentive Plan ("LTIP") is designed to reward certain officers of the Company for achieving corporate and operating division or departmental long term performance objectives. The LTIP is intended to provide an incentive for superior work and to motivate participating Officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executive employees. The LTIP is also intended to secure the full deductibility of incentive compensation payable to the Company's Named Executive Officers whose compensation is required to be reported in the Company's proxy statement and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

  On July 10, 1996, the Compensation Committee determined that certain officers, including all of the Named Executive Officers are eligible to receive compensation under the LTIP. In addition, the Compensation Committee set the performance goals and the performance period for January 1, 1996 through December 31, 1997.

  The Compensation Committee determined that no awards for the 1996-1997 performance period would be paid unless certain thresholds were met: (i) the A.M. Best rating of each of the Company's principal insurance operating subsidiaries as of December 31, 1997 is A or better, (ii) the Company's Standard & Poor's rating as of December 31, 1997 is A+ or better, (iii) the Company's average annual return on equity for 1996 and 1997 is not less than 10%, and (iv) the Company's average annual growth in statutory premiums for 1996 as compared to 1995 and for 1997 as compared to 1995 is not less than 5%. Each award will be determined on the basis of the following performance goals: average annual return on equity for 1996 and 1997 as compared with Peers; compound annual growth rate in statutory premiums from 1995 to 1997 as compared with Peers; total shareholder return from December 31, 1995 to December 31, 1997 as compared with S&P Insurance Composite Companies as of December 31, 1997.

  Since the performance period is not yet complete, awards will not be payable until 1998 under the LTIP.

HORACE MANN EDUCATORS CORPORATION 1991 STOCK INCENTIVE PLAN

  In order to retain and motivate employees, the Company maintains the Horace Mann Educators Corporation 1991 Stock Incentive Plan (the "Option Plan"). Under the Option Plan, executive officers, other employees and certain directors are eligible to receive stock options, stock appreciation rights and restricted stock awards.

  The Option Plan is administered by the Compensation Committee which is comprised of independent Directors, none of whom is eligible to receive awards. Subject to the provisions of the Option Plan, the CompensationCommittee determines the type of awards, when and to whom awards will be granted, the vesting period of the awards and the number of shares covered by each award.

  Generally stock option awards are granted at the prevailing market value of the Company's Common Stock and are exercisable for a period of up to ten years from the date of grant. Because awards are granted at market value, any realization of compensation by employees is tied to subsequent increases in the market price of the Company's Common Stock. The Compensation Committee believes that this causes an executive officer's financial interest with regard to such incentive compensation to parallel the financial interests of the Shareholders.

  On July 10, 1996, the Compensation Committee decided that it intended to award stock options during the first half of 1997 to certain officers, including the Named Executive Officers. At that time, the Compensation Committee also specified certain ranges for such awards. The number of stock options granted to each Named Executive Officer within each specified range is a function of the Compensation Committee's subjective assessment of each Named Executive Officer's performance during 1996, the importance to the Company of retaining the individual and that individual's potential for future contributions to the Company.

  Based on its analysis, the Compensation Committee decided to award 15,000 stock options to the CEO and 25,500 stock options to the Named Executive Officers other than the CEO as a group.

  NOTE: The Report on Executive Compensation of the Compensation Committee and the Stock Price Performance Graph on page 16 shall not be deemed to be incorporated by reference, in whole or in part, by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE
LEONARD I. GREEN, Chairman
WILLIAM W. ABBOTT, DONALD G. HETH, EMITA B. HILL and WILLIAM J. SCHOEN,
Members

STOCK PRICE PERFORMANCE GRAPH

  The graph below compares cumulative total return* of Horace Mann Educators Corporation, the S&P 500 Index and the S&P Insurance Composite Index. The graph assumes $100 invested on November 18, 1991 (the date of the Company's initial public offering of its Common Stock) in Horace Mann Educators Corporation, S&P 500 Index and S&P Insurance Composite Index.

           HORACE MANN EDUCATORS CORPORATION STOCK PRICE PERFORMANCE

                             [GRAPH APPEARS HERE]

                         HMEC   S&P Insurance Composite   S&P 500
               Nov-91    $100             $100              $100
               Dec-91    $124             $113              $109
               Dec-92    $160             $133              $117
               Dec-93    $141             $141              $129
               Dec-94    $122             $141              $130
               Dec-95    $181             $201              $179
               Dec-96    $238             $252              $220
--------
* The S&P 500 Index, as published by Standard & Poor's ("S&P"), assumes daily reinvestment of dividends in calculating total return. The S&P Insurance Index assumes monthly dividend reinvestment. Horace Mann Educators Corporation assumes reinvestment of dividends when paid.

                                PROPOSAL NO. 2

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The independent public accountants selected by the Board for the Company's fiscal year ending December 31, 1997 are KPMG Peat Marwick LLP. KPMG Peat Marwick LLP served in that capacity for the fiscal year ended December 31, 1996. A representative of that firm is expected to be present at the Annual Meeting of the Company. The representative will be given an opportunity to make a statement to the Shareholders and he or she is expected to be available to respond to appropriate questions from Shareholders of the Company.

                                PROPOSAL NO. 3

         ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THIS MEETING

  As of the date of this Proxy Statement, management of the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may properly come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                 OTHER MATTERS

COPIES OF ANNUAL REPORT ON FORM 10-K

  The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K to the Securities and Exchange Commission to each person solicited hereunder who mails a written request to the Investor Relations Department, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001. The Company also will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to the Annual Report on Form 10-K.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Any proposals of Shareholders intended to be presented for inclusion in the Company's Proxy Statement and Form of Proxy for the next Annual Meeting scheduled to be held in 1998 must be received in writing by the Corporate Secretary, Ann M. Caparros, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001 not later than December 31, 1997 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 1998 Annual Meeting.

  Shareholders are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                                          By order of the Board of Directors,

                                          /s/ Ann M. Caparros
                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 30, 1997

  Again, we call your attention to the enclosed proxy card. PLEASE VOTE, DATE, SIGN AND RETURN IT PROMPTLY, regardless of whether you plan to attend the meeting.

[LOGO HORACE MANN(R)]

(HA-C00304)

                       HORACE MANN EDUCATORS CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 4, 1997

  The undersigned Shareholder of Horace Mann Educators Corporation (the "Company") hereby appoints Paul J. Kardos and Ralph S. Saul or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on June 4, 1997, at 10:00 a.m. at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and at any adjournment thereof and to vote all shares of Common Stock of the Company held or owned by the Undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the Meeting.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN AND IN ACCORDANCE WITH THE DISCRETION OF PROXIES ON PROPOSAL 3.


                         (TO BE SIGNED ON OTHER SIDE)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                       HORACE MANN EDUCATORS CORPORATION

                                 June 4, 1997


              . Please Detach and Mail in the Envelope Provided .

[X] Please mark your
    votes as in this
    example.

                        FOR     WITHHELD
1. Election of          [_]       [_]
   Directors.

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

Nominees:  William W. Abbott
           Emita B. Hill
           Paul J. Kardos
           Jeffrey L. Morby
           Shaun F. O'Malley
           Ralph S. Saul
           William J. Schoen

                                        FOR   AGAINST   ABSTAIN
2. To ratify the appointment of KPMG    [_]     [_]       [_]
   Peat Marwick LLP, independent
   certified public accountants, as the
   Company's auditors for the year ending December 31, 1997;
   and

3. To consider and take action with respect to such other matters as may properly come before the Annual
   Meeting or any adjournment or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL
STREET, 40TH FLOOR, NEW YORK, NEW YORK 10005.

SIGNATURE(S)_____________________________________________DATE_____________, 1997

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.